                           SECOND AMENDMENT TO OFFICE LEASE

    THIS AGREEMENT made this 15th day of December, 1993, by and between CONTINENTAL DEVELOPMENT CORPORATION, a California corporation, hereinafter referred to as ("Lessor"), and TRI STAR ELECTRONICS INTERNATIONAL, INC., an Ohio corporation, and CORY COMPONENTS, INC., a California corporation, hereinafter referred to collectively as ("Lessee").

                                 W I T N E S S E T H

    WHEREAS, Lessor and Lessee entered into that certain Office Lease ("Lease"), dated September 15, 1989, whereby Lessor leased to Lessee and Lessee hired from Lessor a certain office building, commonly known as 2201 Rosecrans Avenue, El Segundo, California, together with all improvements therein and appurtenances thereto; and,

    WHEREAS, Lessee is the successor in interest of such Lease by assignment from the original Lessee, Tri Star Electronics, Inc., by assignment dated September 30, 1991; and,

    WHEREAS, Lessor and Lessee are desirous of amending said Lease by this Second Amendment to Office Lease in the manner set forth below.

    NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and of other good and valuable consideration, it is agreed as follows:

    1.   LATE CHARGES

         Paragraph 13.4 Late Charges is amended by deleting "ten (10) days" in line 5 of such paragraph and adding in its place "one (1) day".

    2.   EFFECTIVE DATE

         This amendment shall take effect as of May 1, 1994, and shall continue in effect for the duration of the Lease.

    3.   GENERAL TERMS

         All of the terms, covenants, conditions, provisions, and agreements of the Lease, except as amended herein, shall remain in full force and effect and shall apply to the premises described in Paragraph 1 of this Amendment.

LESSOR:                                LESSEE:

CONTINENTAL DEVELOPMENT                TRI STAR ELECTRONICS,
CORPORATION,                           INTERNATIONAL, INC.,
a California corporation               an Ohio corporation

By: /s/ Richard C. Lundquist           By:    /s/ R G MacDonald
    -------------------------------        -------------------------------
     Richard C. Lundquist              Its:   President
     President                              ------------------------------

By: /s/ Leonard E. Blakesley, Jr.       By:    /s/ Robert Rank
    -------------------------------        -------------------------------
     Leonard E. Blakesley, Jr.         Its:   CFO
     Secretary                              -------------------------------

                                       CORY COMPONENTS, INC.
                                       a California corporation

                                       By:   /s/ R G MacDonald
                                           -------------------------------

                                       Its:  C.E.O.
                                            ------------------------------

                                       By:
                                           -------------------------------

                                       Its:
                                            ------------------------------

                          STANDARD INDUSTRIAL LEASE  -  NET

                     AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                      [LOGO]

1. PARTIES. This Lease, dated, for reference purposes only, September 15, 1989, is made by and between Continental Development Corporation, a California corporation (herein called "Lessor") and Tri-Star Electronics, Inc., a California corporation and Cory Components Incorporated, a California corporation (herein called "Lessee").

2. PREMISES. Lessor hereby leases to Lessee and Lessee lease from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles State of California commonly known as 2201 Rosecrans Avenue, El Segundo and as described in the Legal Description attached as Exhibit A. Said real property including the land and all improvements therein, is herein called "the Premises".

3.  TERM.

    3.1 TERM. The term of this lease shall be for ten years commencing on March 1, 1990 and ending on February 29, 2000 unless sooner terminated pursuant to any provision hereof.

    3.2 DELAY IN POSSESSION. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee.

    3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $58,536, in advance, on the 1 day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $58,536 as rent for the first month of occupancy. At the commencement of the 31st, 61st and 91st months of the lease, the base rent shall be adjusted as provided in
Section 53 of the Addendum. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof $60,000 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in a amount sufficient to restore said deposit to the full amount herein above stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.  USE.

    6.1 USE. The Premises shall be used and occupied only for light manufacturing and assembly of electronic components and offices incidental to this use or any other use which is reasonably comparable and for no other purpose.

    6.2 COMPLIANCE WITH LAW.

         (a) Lessor warrants to Lessee that the Premises, in its state existing on the date that the Lease term commences, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained in this paragraph 6.2 (a) shall be of no force or effect if, prior to the date of this Lease, Lessee was the owner or occupant of the Premises, and in such event, Lessee shall correct any such violation at Lessee's sole cost.

         (b) Except as provided in paragraph 6.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be there more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

    6.3 CONDITIONS OF PREMISES. Lessor warrants for a period of one (1) year all construction performed pursuant to the [COPY RAN OFF PAGE]

         (a) Lessor shall deliver the Premises to Lessee clean and free of debris on Lease commencement date (unless Lessee is already in possession) and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature or the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was the owner or occupant of the Premises.

         (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.  MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1 LESSEE'S OBLIGATIONS. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non structural, (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract) ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises. See Addendum paragraph 49 for additional terms.

    7.2 SURRENDER. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned

                                                      Initials: [illegible]
                                                                -----------
NET                                                             [illegible]
                                                                -----------
by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the premises in good operating condition.

    7.3 LESSOR'S RIGHTS. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

    7.4 LESSOR'S OBLIGATIONS. Except for the obligations of Lessor under Paragraph 6.2(a) and 6.3(a) (relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the premises in good, condition and repair.

    7.5  ALTERATIONS AND ADDITIONS.

         (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $10,000 in cumulative costs during the term of this Lease. In any event, whether or not in excess of $10,000 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building(s) on the Premises without Lessor's prior written consent. As used in this Paragraph 7.5 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

         (b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

         (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

         (d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d). Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8.  INSURANCE INDEMNITY.

    8.1 INSURING PARTY. As used in this Paragraph 8, the term "insuring party" shall mean the party who has the obligation to obtain the Property Insurance required hereunder. The insuring party shall be designated in Paragraph 46 hereof. In the event Lessor is the insuring party, Lessor shall also maintain the liability insurance described in paragraph 8.2 hereof, in addition to, and not in lieu of, the insurance required to be maintained by Lessee under said paragraph 8.2, but Lessor shall not be required to name Lessee as an additional insured on such policy. Whether the insuring party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder. If Lessor is the insuring party Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor for the cost of the insurance so obtained.

    8.2 LIABILITY INSURANCE. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

    8.3  PROPERTY INSURANCE.

         (a) The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now $6,000,000, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. The insuring party shall, in addition, obtain and keep in force during the term of this Lease a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount.

         (b) If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         (c) If the Lessor is the insuring party the Lessor will not insure Lessee's fixtures, equipment or tenant improvements unless the tenant improvements have become a part of the Premises under paragraph 7 hereof. But if Lessee is the insuring party the Lessee shall insure its fixtures, equipment and tenant improvements.

    8.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 8. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. If Lessee is the insuring party Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance if Lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

    8.5 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 8.3, which perils occur in, on or about Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

    8.6 INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

    8.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

                                                      Initials: [illegible]
                                                                -----------
NET                               -2-                           [illegible]
                                                                -----------

9.  DAMAGE OR DESTRUCTION.

    9.1  DEFINITIONS.

         (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

         (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the then replacement cost of such building as a whole.

         (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.

    9.2 PARTIAL DAMAGE - INSURED LOSS. Subject to the provisions of paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 7.5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the Lessee is the insuring party, and if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee shall contribute the required amount to Lessor within ten days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amounts so contributed.

    9.3 PARTIAL DAMAGE - UNINSURED LOSS. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

    9.4 TOTAL DESTRUCTION. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

9.5  DAMAGE NEAR END OF TERM.

         (a) If at any time during the last one (1) year of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

         (b) Notwithstanding paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 20 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of Lessor's election to do so within 10 days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

    9.6  ABATEMENT OF RENT; LESSEE'S REMEDIES.

         (a) In the event of damage described in paragraphs 9.2 or 9.3, and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

         (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accure, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

    9.7 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

    9.8 WAIVER. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES.

    10.1 PAYMENT OF TAXES.  Lessee shall pay to Lessor the real property tax, as defined in paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the
delinquency date of such payment.   Lessee shall promptly furnish Lessor with
satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated by Lessor, to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law.

    10.2 DEFINITION OF "REAL PROPERTY TAX" . As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

    10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.4  PERSONAL PROPERTY TAXES.

         (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.
         (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

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13. DEFAULT; REMEDIES.

    13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

         (a) The vacating or abandonment of the Premises by Lessee.

         (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

         (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

         (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 13.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

         (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

    13.2 REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

         (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

         (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

    13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

    13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 4.5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the
costs Lessor will incur by reason of late payment by Lessee.   Acceptance of
such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

    13.5 IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within twenty (20) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. BROKER'S FEE.

         (a) Upon execution of this Lease by both parties, Lessor shall pay to Leonard & Ohren Licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate agreement between Lessor and said broker(s), the sum of $219,931.20, for brokerage services rendered by said broker(s) to Lessor in this transaction.

         (c) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Said broker shall be a third party beneficiary of the provisions of this Paragraph 15.

16. ESTOPPEL CERTIFICATE

         (a) Either party hereto shall at any time upon not less than twenty
(20) days' prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) At either party's option, the failure to deliver such statement within such time shall be a material breach of this Lease or shall be


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

conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the party, (ii) that there are no uncured defaults in the other party's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered a default under this Lease.

         (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.  TIME OF ESSENCE.  Time is of the essence.

21. ADDITIONAL RENT. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. WAIVERS. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver the other a "short form" memorandum of this Lease for recording purposes.

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment of subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

30.  SUBORDINATION.

         (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed or trust of ground lease or the date of recording thereof.

         (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within twenty (20) days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. ATTORNEY'S FEES. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times and with reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises without Lessor's prior written consent.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39.  OPTIONS.

    39.1 DEFINITION. As used in this paragraph the word "Options" has the following meaning: (1) the right or option to extend the term of this Lease to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (3) the right or option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

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    39.2  OPTIONS PERSONAL.  The Options herein granted to Lessee are not assignable separate and apart from this Lease.

    39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

    39.4  EFFECT OF DEFAULT ON OPTIONS.

         (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid, or (iii) at any time after an event of default described in paragraphs 13.1(a), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(b), where a late charge has become payable under paragraph
13.4 for each of such defaults, or paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period prior to the time that Lessee intends to exercise the subject Option.

         (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

         (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion , or
(iii) Lessee commits a default described in paragraph 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more notices of default under paragraph 13.1(b), where a late charge becomes payable under paragraph
13.4 for each such default, or paragraph 13.1(c), whether or not the defaults are cured.

40. MULTIPLE TENANT BUILDING. In the event that the Premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

42. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.  INSURING PARTY.  The insuring party under this lease shall be the Lessor.

47. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 48 through 54 which constitutes a part of this Lease.

See attached Exhibit A - Legal Description
             Exhibit B - Building Floor Plan
             Exhibit C - Work Letter





LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

    IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS
    MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

THE PARTIES HERETO HAVE EXECUTED THIS LEASE AT THE PLACE ON THE DATES SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE SIGNATURES.

Executed at El Segundo, California         Continental Development Corporation
         -------------------------------   -------------------------------------

on                                         By /s/ Richard C. Lundquist
  ---------------------------------        ------------------------------------
                                            Richard C. Lundquist, President

Address 2041 Rosecrans Avenue, Suite 265   By /s/ Leonard E. Blakesley, Jr.
        --------------------------------   ------------------------------------
                                           Leonard E. Blakesley, Jr., Secretary

---------------------------------------       "LESSOR" (Corporate Seal)

Executed at El Segundo, California         Tri-Star Electronics, Inc. and
            ----------------------------   Cory Components Incorporated
                                           -------------------------------------

on                                         By /s/ Neal J. Castleman
   -------------------------------------      ----------------------------------
                                               Neal J. Castleman,
                                               President of Tri-Star Electronics

Address    2201 Rosecrans Avenue           By /s/ Neal J. Castleman
        --------------------------------      ----------------------------------
                                              Neal J. Castleman,
                                              Chairman of Cory Components

----------------------------------------          "LESSEE" (Corporate seal)


For these forms write or call the American Industrial Real Estate Association, 345 South Figueroa St., M-1, Los Angeles, CA 90071 (213)687-8777

-C- 1980--By American Industrial Real Estate Association. All rights reserved. No part of these words may be reproduced in any form without permission in writing.

PARCEL A:

The surface and all rights above the subsurface and that portion of the subsurface lying above a depth of 500.00 feet measured vertically from the surface of that portion of Parcel 2, in the city of El Segundo, in the county of Los Angeles, state of California, as shown on a record of survey filed in Book 77 pages 51 and 52 of Record of Surveys, in the office of the County Recorder of said county, described as follows:

Beginning at the intersection of the westerly line of said Parcel 2, with a line that is parallel with and distant northerly 30.00 feet measured at right angles from the most southerly line of said Parcel 2; thence along said parallel line, South 89DEG.57'34" East 250.00 feet to the easterly line of said Parcel 2; thence along said easterly line, North 0DEG.00'04" West 405.00 feet to the westerly terminus of that certain course in the southerly boundary of said Parcel 2, shown on the map of said Record of Survey as having a bearing and length of North 89DEG.57'34" West 400.00 feet; thence along the westerly prolongation of said last-mentioned certain course, North 89DEG57'34" West 250.00 feet to the westerly line of said Parcel 2; thence along said westerly line South 0DEG.00'04" East 405.00 feet to the point of beginning.

Except from the southerly 13.5 feet of said land, all oil, gas, asphaltum and other hydrocarbons and other minerals that may be produced from said land, provided, however, that the surface of said property shall never be used for the exploration, development, extraction, removal or storage of said oil, gas, asphaltum or other hydrocarbons and other minerals and provided further that the exercise of such excepted and reserved rights shall be conducted in such a manner as not to interfere with or endanger the use of the surface of said property, as reserved by Standard Oil Company of California, a corporation, in deed recorded April 22, 1939, in Book D-441 Page 942, Official Records.

Lessor reserves unto itself, its successors, assigns and designated lessees, a non-exclusive right of vehicular and pedestrian access to, upon and over the westerly 22.00 feet of the above described land.

PARCEL B:

A non-exclusive easement appurtenant to said Parcel A for vehicular and pedestrian access to and from said Parcel A in, to, upon and over those portions of Parcels 1, 2 and 3, in the city of El Segundo, Count of Los Angeles, state of California, as shown on Parcel Map No. 8721 filed in Book 107, Page 2 of Parcel Maps in the office of the County Recorder of said county, TOGETHER with that portion of the southeast quarter of Section 18, T. 3 S., R. 14W., in said city, county and state, as shown on map of subdivision of part of the Sausal Redondo Rancho, filed in Superior Court Case No. 11629 of the state of California in and for the county of Los Angeles, included within a strip of land 38.00 feet wide, lying 16.00 feet westerly and 22.00 feet easterly of the easterly line of said Parcels 1, 2 and 3; excepting therefrom that portion of said 38.00-foot-wide strip of land lying within said Parcel A. Said Parcel B lies within, and is a portion of, the private street known as Continental Way.


                                     EXHIBIT "A"

                                   [MAP/BLUEPRINT]

                                  PARKING STRUCTURE

                                  -----------------

                                 2201 ROSECRANS AVE.
                                 TWO FLOORS
                                 81,300 sq. ft.

                                                          SEPT. 19, 1989

                                      EXHIBIT B

                         WORK LETTER TO STANDARD OFFICE LEASE

Dated:  September 19, 1989

By and between: Continental Development Corporation, Lessor, and Tri-Star Electronics, Inc., Lessee

Except for the work to be performed according to Lessee's plans and specifications (Specs), the tenant improvements in the Premises shall be constructed in accordance with Lessor's building standard improvements using building standard materials at Lessor's cost. All work to be performed in accordance with Lessee's Specs shall be performed by Lessors at Lessee's expense. In addition to the cost of Lessee's work performed in accordance with Lessee's Specs, Lessee shall pay Lessor 10% of the total cost of such work as administrative overhead and an additional 5% of the sum of such work and administrative overhead as a reasonable profit.

1.  Partitions

All existing partitions except bathrooms, stairwells and air chambers to be removed. All new partitions installed in accordance with the Specs shall be at the sole cost of the Lessee.

2. Wall Surfaces

All bathrooms, stairwells, air chambers and perimeter walls to be painted with Zolatone paint of Lessee's choice. Patch as necessary.

3.  Wall Coverings

N/A

4.  Carpeting & Flooring

Lessor shall install: (1) 7,000 square feet of Stonehard Composition flooring in a location to be specified by Lessee in the Specs; (2) 10,000 square feet of carpet, the cost of which shall not exceed $20/yard installed (inclusive of padding and other materials necessary to install) on the 2nd floor of the Premises; Lessee shall specify location; (3) building standard vinyl tile with graphic motif using uncut tiles throughout balance of the 1st and 2nd floors of the Premises; (4) building standard vinyl cove baseboard on perimeter, bathroom, stairwell and air chamber walls by Lessor. All other vinyl cove baseboard at expense of Lessee.

5.  Doors

Remove all doors coincidental with the demolition of interior partitions described above in item 1. All existing doors that are not removed (bathrooms, janitor closets, stairwells, entrance and exit doors) to be refurbished. All new doors installed in new partitions according to Lessee's Specs shall be at Lessee's expense.

6.  Electrical and Telephone Outlets

All existing perimeter wall outlets shall remain as is. Any additional such outlets shall be installed per Code. All outlets in all removed partitions shall be disconnected at the junction box by Lessor. Any and all new outlets and all electrical power required by Lessee for the installation of Lessees pre-fab type office systems, and industrial equipment shall be constructed by Lessor in a "roughed-out" condition ready for final hook-up to said office systems and industrial equipment at Lessee's expense.

7.  Ceiling

To be removed and replaced with new 2'x2' acoustic tile building standard ceiling throughout. Drywall ceilings shall be repainted. Any reconfiguration required by Lessee's Specs shall be at Lessee's expense (including diagonal orientation). As Lessee does not require a ceiling for the 1st floor, Lessor's savings therefrom shall be applied against Lessee's cost to adequately ventilate and light the 1st floor area and against Lessee's remodel of all the building restrooms.

8.  Lighting

Furnish and install new fixtures and lenses throughout to achieve a building standard open area reflected ceiling plan which shall be one 2'x2' fixture per code requirement. Any additional fixtures or fixtures of a grade higher than building standard required by Lessee's Specs shall be at Lessee's expense, and Lessee shall receive a credit for the standard fixtures not used.

9.  Heating and Air Conditioning Ducts

Registers and grills to be refurbished to like-new condition or replaced with new. Reinstall to pattern per building standard open area reflected ceiling plan. Any additional ducting or zoning required by Lessee's Specs shall be at Lessee's expense.

10.  Miscellaneous

Lessor shall construct or install as may be required by the Specs a lunch room lineup with required utility connections and mechanical work; a nitrogen tank (all above ground); a tank enclosure (approximately 8'x10') installed in the parking structure for the building all at the sole expense of Lessee. Lessor to provide watertight roof and new visual block screen at roof; repaint entry loading ramp and entrance; furnish and install a roll-up utility door in exterior wall approximately 9' wide x 10' high.

11.  Plumbing

Detail type cleaning throughout all bathrooms. Convert one men's facility to a women's facility, changing urinals to water closets, and bring bathrooms into compliance with Title 24 Accessibility Requirements, (handicapped) including changing fixtures as necessary for compliance. Replacement of all faucets, knobs and any cracked or damaged fixtures and tile. Repaint all metal partitions. Add one executive building standard bathroom including shower stall. The existing fire sprinkler system shall be modified to comply with the applicable Building and Fire Safety Codes. Any reconfiguration required by Lessee's Specs shall at Lessee's expense.

                                                      Initials: [illegible]
                                                                -----------
                             FULL SERVICE - GROSS               [illegible]
                                                                -----------

                                      EXHIBIT C

                                  PAGE 1 OF 2 PAGES

12.  Entrance Doors
         N/A

13.  Completion of Improvements

     At the Lessee's expense, Lessor shall construct and complete the improvements to the Premises in accordance with the Specs provided to Lessor by Lessee. Said Specs are to be provided to Lessor by November 1, 1989, in order to permit Lessor sufficient time to complete such improvements by March 1, 1990. These improvements shall be of building standard type materials readily available in the area in which the Premises are located and shall require no unreasonable lead times for procurement. Notwithstanding the provisions of paragraph 3.2 of the Lease, if Lessee fails to provide said Specs by such date and such failure results in the Lessor's inability to complete said improvements by March 1, 1990 without extraordinary efforts, such events shall not cause a delay in the commencement of the Lease nor a delay in the commencement of the accrual of rent.

16.  Completion

    16.1 Lessor shall obtain a building permit to construct the improvements as soon as possible.

    16.2 Lessor shall complete the construction of the improvements as soon as reasonably possible after the obtaining of necessary building permits.

    16.3 The term "Completion," as used in this Work Letter, is hereby defined to mean the date the building department of the municipality having jurisdiction of the Premises shall have made a final inspection of the improvements and authorized a final release of restrictions on the use of public utilities in connection therewith and the same are in a broom-clean condition.

    16.4 Lessor shall use its best efforts to achieve Completion of the Improvements on or before the Commencement Date set forth in paragraph 1.5 of the Basic Lease Provisions or within one hundred eighty (180) days after Lessor obtains the building permit from the applicable building department, whichever is later.

    16.5 In the event that the improvements or any portion thereof have not reached Completion by the Commencement Date, this Lease shall not be invalid, but rather Lessor shall complete the same as soon thereafter as is possible and Lessor shall not be liable to Lessee for damages in any respect whatsoever.

    16.6 If Lessor shall be delayed at any time in the progress of the construction of the improvements or any portion thereof by extra work, changes in construction ordered by Lessee, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, governmental procedures or delay, or by any other cause beyond Lessor's control, then the Commercial Date established in paragraph 1.5 of the Lease shall be extended by the period of such delay.

17.  Term

    Upon Completion of the improvements as defined in paragraph 16.3, above, Lessor and Lessee shall execute an amendment to the Lease setting forth the date of Tender of Possession as defined in paragraph 3.2.1 or the Lease or of actual taking of possession, whichever first occurs, as the Commencement Date of this Lease.

18.  Work Done by Lessee

    Any work done by Lessee shall be done only with Lessor's prior written consent and in conformity with a valid building permit and all applicable rules, regulations, laws and ordinances, and be done in a good and workmanlike manner with good and sufficient materials. All work shall be done only with union labor and only by contractors approved by Lessor, it being understood that all plumbing, mechanical, electrical wiring and ceiling work are to be done only by contractors designated by Lessor.

19.  Taking of Possession of Premises

    Lessor shall notify Lessee of the Estimated Completion Date at least ten
(10) days before said date. Lessee shall thereafter have the right to enter the Premises to commence construction of any improvements Lessee is to construct and to equip and fixturize the Premises, as long as such entry does not interfere with Lessor's work. Lessee shall take possession of the Premises upon the tender thereof as provided in paragraph 3.2.1 of the Lease to which this Work Letter is attached. Any entry by Lessee of the Premises under this paragraph shall be under all of the terms and provisions of the Lease to which this Work Letter is attached.

20.  Acceptance of Premises

    Lessee shall notify Lessor in writing of any items that Lessee deems incomplete or incorrect in order for the Premises to be acceptable to Lessee within ten (10) days following Tender of Possession as set forth in paragraph
3.2.1 of the Lease to which this Work Letter is attached. Lessee shall be deemed to have accepted the Premises and approved construction if Lessee does not deliver such a list to Lessor within said number of days.

21.  Payment

    Lessee shall pay Lessor for work done hereunder on a monthly basis, within 10 days of the presentation of the invoice. Failure to pay within said period shall result in a cessation of work by Lessor but shall not alter the commencement date of the Lease or the accrual of rent.


                                                      Initials:
                                                                -----------
                             FULL SERVICE - GROSS               [illegible]
                                                                -----------

                                      EXHIBIT C

                                  PAGE 2 OF 2 PAGES

                                    LEASE ADDENDUM


This Addendum is dated this 15th day of September 1989 and shall be operative as of this date unless otherwise stated herein. It is intended to supplement that certain lease by and between Continental Development Corporation (Lessor) and Tri-Star Electronics, Inc., a California corporation, and Cory Components, Incorporated, a California corporation, (Lessee) dated the 15th day of September 1989 (the Lease). Lessor and Lessee hereby agree to the matters hereinafter set forth. This Addendum shall be attached to the Lease and shall incorporate all relevant terms of the Lease as if set forth verbatim. If there are any conflicts between this Addendum and any provisions of the Lease, the Addendum shall be controlling as to matters specifically set forth herein. As to matters not specifically set forth herein, the Lease shall be controlling.

The following paragraphs are hereby added to the Lease as if set forth therein:

48.  HAZARDOUS SUBSTANCES

    48.1  Definitions.

    The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 15122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substance), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act 33 U.S.C. 1317, (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. 42 U.S.C. 6903, or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. and substances declared to be hazardous or toxic under any law or regulations now or hereafter enacted or promulgated by any governmental authority.

    48.2  Lessee's Restrictions.

    Lessee shall not cause or permit to occur:

    (a) Any violation of any federal, state, or local law, ordinance, or regulations now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Lessee's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

    (b) In the event Lessee proposes to alter in any manner its current use, generation, release. manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, Lessee shall first obtain written consent of Lessor. Lessee shall remove all Hazardous Substances generated by Lessee's activities on the Premises in a manner which complies with all Laws.

    48.3  Environmental Clean-up.

    (a) Lessee shall, at Lessee's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (Laws).

    (b) Lessee shall, at Lessee's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

    (c) Lessee shall provide Lessor, at least annually, with copies of all required licenses, permits, or other forms of compliance with all Laws as are required by Authorities.

    (d) Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Lessee's use or occupancy of the Premises, then Lessee shall, at Lessee's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Lessee shall carry out all such cleanup plans.

    (e) Lessee shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Owner. If Lessee fails to fulfill any duty imposed under this paragraph within a reasonable time, Lessor may do so; and in such case, Lessee shall cooperate with Lessor in order to prepare all documents Lessor deems necessary or appropriate to determine the applicability of the Laws to the Premises and Lessee's use thereof, and for compliance therewith, and Lessee shall execute all documents promptly upon Lessor's request. No such action by Lessor and no attempt made by Lessor to mitigate damages under any Law shall constitute a waiver of any of Lessee's obligations under this Paragraph.

    (f) Lessee shall pay the full cost of any clean-up work performed on or about the Premises as required by any such governmental authority in order to remove, neutralize or otherwise treat materials of any type whatsoever directly or indirectly placed by Lessee or its agents, employees or contractors on or about the Premises or the land under or about the Premises.

    (g) At the end of the Lease term or any extension, Lessee shall surrender the Premises in a good and clean condition, normal wear and tear excepted, ready for occupancy by any subsequent tenant. Should Lessee fail to so surrender at the end of such term then and in that event Lessee shall be deemed a Holdover pursuant to the terms and conditions of Paragraph 26 of the Lease.

    (h) Lessee's obligations and liabilities under this Paragraph shall survive the expiration of this Lease.

    48.4  Disclosure of Violations.

    Lessee shall, within five (5) days of the occurrence thereof, notify Lessor in writing of any violation, citation, report, notice, or any other form of communication from any governmental authority regarding non-compliance with any and all Laws. Furthermore, as a condition precedent to the effectiveness of this Lease, Lessee shall provide to Lessor, at least five (5) days prior to the commencement hereof, a written certification, signed by an authorized officer of Lessee, setting forth, in detail, Lessee's record with regard to compliance with all Laws.

    48.5  Lessee's Indemnity.

    (a) Lessee shall release, indemnify, defend, protect and hold harmless Lessor, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind from or by any third party or governmental authority, and all costs associated therewith (including attorneys' and consultants' fees and expenses) arising out of or in any way connected with any residue, deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or from Lessee's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

    (b) Lessee's obligations and liabilities under this Paragraph shall survive the expiration of this Lease.

49.  MAINTENANCE AND REPAIRS

    49.1 The Lessor shall contract for and manage the maintenance and repair of the building's HVAC System, the roof, the parking structure, the exterior lighting of the building, and all landscaping or hard surface areas of the Premises (Maintenance and Management Services).

    The Lessee shall pay monthly, as additional rent, an estimate of the cost of such Maintenance and Management Services. At the end of each calendar year the actual cost of the Maintenance and Management Services for the preceding year shall be calculated. If the actual maintenance costs exceed the estimated payment, Lessee shall pay to Lessor the full amount of such shortfall in addition to the monthly rental due. If the estimated payment is in excess of the actual costs, Lessor shall credit such overpayment to Lessee's next occurring rental obligation. The estimated payment for the then current calendar year shall be adjusted to approximate the average monthly cost for the previous year's expenses.

    The monthly costs of Maintenance and Management Services for the calendar year 1990 shall be based on the following estimates:

Building Insurance                                                     200
Parking structure sweeping service                                     300
HVAC maintenance service contract                                      522
HVAC repair estimate                                                   500
Landscape                                                              393
Building exterior/parking structure lights/fixtures                    267
Maintenance department allocation (2% of total allocation)             500
Property management allocation (2% of total allocation)                360
                                                                     -----
TOTAL monthly estimate                                               $3042

    49.2 The buildings in Continental Park are painted every five years. The Premises are scheduled to be painted in years three (3) and Eight (8) during the lease term.

50.  OPTIONS TO EXTEND.

    50.1 Lessee shall have one (1) five-year option to extend the term of this Lease (Extension Option). Lessee shall be required to give Lessor written notice of its election to


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

exercise the Extension Option at least one (1) year prior to the commencement of the term of the Extension Option.

    50.2 In the Event Lessee elects to exercise the Extension Option, the Base Rent during the Option term shall be Ninety-Five Percent (95%) of the then fair market Base Rent (New Base Rent) for comparable vacant space in Continental Park
(Park), taking into account the Commencement Date of the Option term, the terms and conditions of the lease form that Lessor is then using in the Park, including periodic automatic increases in Base Rent, if any, but not less than the Base Rent payable during the last month of the term preceding the term of the Extension Option in question. Should there be no comparable vacant space in the Park. The term fair market Base Rent shall mean the Base Rent for that space which would be paid by a willing Lessee to a willing Lessor, neither of whom is compelled to rent, for a term of five years, disregarding such inducements as free rent, free parking, over-standard lessee improvements, and Lessor's assumption of existing leases.

51.  ASSIGNMENT AND SUBLETTING

    51.1  Consent Required

    (a) Lessee shall not assign or transfer this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the invitees, agents and servants of Lessee excepted ) to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, without in each case first obtaining the written consent of Lessor, in accordance with subsection (a), below.
Neither this Lease nor any interest therein shall be assignable as to the interest of Lessee by operation of law, without the written consent of Lessor. Lessee shall not pledge, hypothecate or encumber this Lease, or any interest therein, without in each case first obtaining the written consent of Lessor, which consent shall not unreasonably be withheld. Any such assignment, transfer, pledge, hypothecation, encumbrance sublease or occupation of, or the use of the Premises by any other person without such consent, shall be void and shall make this Lease voidable at the option of Lessor. Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person which may be given by Lessor shall not constitute a waiver by Lessor of the provisions of this Section or a release of Lessee from the full performance by it of the covenants herein contained.

    (b) If Lessee desires at any time to assign this Lease or sublet all or any portion of the Premises, Lessee shall first notify Lessor at least sixty
(60) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to Lessor (1) the name of the proposed sub-tenant or assignee, (2) the nature of the proposed sub-tenant's or assignee's business to be carried on in the Premises, (3) the terms and conditions of the proposed sublease or assignment and (4) financial statements for the two most recent completed fiscal years of the proposed sub-tenant or assignee, and a bank reference. Thereafter, Lessee shall furnish such supplemental information as Lessor may reasonably request concerning the proposed sub-tenant or assignee. At any time within (15) days after Lessor's receipt of the information specified above, Lessor may by written notice to Lessee elect to (1) consent to the sublease or assignment, or (2) reasonably disapprove of the sublease or assignment, setting forth in writing Lessor's grounds for doing so. Such grounds may include, without limitation, a material increase in the impact upon the Building Services and common areas of the Building or the parking facilities, a material increase in the demands upon utilities and services supplied by Lessor, a possible material adverse effect upon the reputation of the Building from the nature of the business to be conducted, or a reputation for financial reliability on the part of the proposed sub-tenant or assignee which is unsatisfactory in the reasonable judgment of Lessor. If Lessor consents to the sublease or assignment within the fifteen (15) day period, Lessee may thereafter enter into such assignment or sublease of the Premises, or a portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Lessee to Lessor.

    51.2  Applicable Terms and Conditions

    (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expense Increase, and to perform all other obligations to be performed by Lessee hereunder.

    (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

    (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 51 or this Lease.

    (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease and Lessor's consent thereto shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

    (e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

    (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

    (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

    (h) The discovery of a material fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was false shall, at Lessor's election, render Lessor's said consent null and void.

    51.3    Additional Applicable Terms and Conditions

    Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

    (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

    (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

    (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

    (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

    (e) Each permitted assignee, transferee or sublessee, other than Lessor, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Lessee for the payment of the rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Lessee's part to be performed or satisfied. No permitted assignment shall be binding on Lessor unless such assignee or Lessee shall deliver to Lessor a counterpart of such assignment which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

    (f) If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

    (g) If Lessee is a corporation, unless Lessee is a public corporation, viz, whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution, merger, consolidation or other reorganization of Lessee or sale or other transfer of a percentage of capital stock of Lessee which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Lessee, shall be deemed to be an assignment of this Lease. Understanding the foregoing, Lessee shall be permitted to assign this Lease without Lessor's prior written consent (or the payment of any fee) to AVX Corporation so long as Lessee gives Lessor written notice ten (10) days after such assignment has occurred.


    (h) Any notice by Lessee to Lessor pursuant to Section 51.1(b) of a proposed assignment or subletting shall be accompanied by a payment of One Thousand Dollars ($1000) as a fee for Lessor's time and the processing of Lessee's request for Lessor's consent. Should Lessor approve any such assignment or sublease, said $1000 shall be non-refundable. If Lessor disapproves any such assignment or sublease, Lessor shall refund only that portion of the $1000 which is not used to cover Lessor's General and Administrative costs and other expenses attributable to processing Lessee's proposal of assignment or sublease.

    51.4.  Involuntary Assignment and Bankruptcy

    (a) In the event this Lease is assigned to any person or entity pursuant to provisions of the Bankruptcy Code, 11 USC S101, et seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall remain the exclusive property of Lessor, and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid to or turned over to Lessor.

    (b) If Lessee, pursuant to this Lease, proposed to assign the same pursuant to the provisions of the Bankruptcy Code, to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Lessee, then notice of the proposed assignment setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the assurances referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to the Lessor by the Lessee no later than twenty
(20) days after receipt of such offer by the Lessee, but in any event no later than ten (10) days prior to the date that Lessee shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, to be exercised by notice to the Lessee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid such person for the assignment of this Lease.

    (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Lessor an instrument confirming such assumption.

    (d) Lessor may consider the adequacy of a security deposit and the net worth and other financial elements of the proposed assignee in determining whether or not the proposed assignee has furnished Lessor with adequate assurances of its ability to perform the obligations of this Lease.

    (e) In the event Lessor rejects the proposed assignee, the rights and obligations of the parties hereto shall continue to be governed by the terms of this Lease, and Lessee shall have all the rights of a tenant under applicable California law.

52.  PARKING

    52.1 Lessee shall have the right to park 250 cars in the parking structure which is attached to the Premises. The 250 spaces will be assigned to the several levels of the parking structure as follows: 13 spaces shall be on the first (lower) level against the south (or Building) wall, 35 spaces shall be on the second level adjacent to the Building entrance, the remaining spaces shall be located on the third level (98 spaces) and the fourth level (104 spaces).

    52.2 Unless specifically stated otherwise, any and all parking rights and/or privileges granted to Lessee hereby shall only be enforceable by Lessee or Lessor for Lessee's benefit during Lessee's regular hours of business if specified. If not so specified, regular business hours are deemed to be 7:00 a.m. until 5:00 p.m. During the period from 5:01 p.m. to 6:59 a.m. Lessor has the right to permit others to use any and all vacant parking spaces to which this lease applies, as Lessor sees fit.

53.  RENT INCREASE

    53.1 At the times set forth in Section 4. (Rent) of the Basic Lease Provisions, the monthly Rent payable under Section 4 of this Lease shall be adjusted by the Increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (1982-84 =
100), "All Items," for Los Angeles-Anaheim-Riverside (CPI) since the date of this Lease.

    53.2 The monthly Rent payable pursuant to Section 4 shall be calculated as follows; the Rent payable for the first month of the term of this Lease shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the CPI for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly Rent hereunder, but, in no event, shall such new monthly Rent be less than the Rent payable for the month immediately preceding the date for the rent adjustment.

    53.3 In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the County in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

    53.4 Lessee shall continue to pay the rent at the rate previously in effect until the increase, if any, is determined. Within five (5) days following the date on which the increase is determined, Lessee shall make such payment to Lessor as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter the rental shall be paid at the increased rate.

54.  LENDER MODIFICATION

    Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

55.  PARKING OR PLAYGROUND EASEMENT

    Notwithstanding the description of the Premises contained in Paragraph 2 and Exhibit A of this lease, Lessee acknowledges that the portion of the described Parcel easterly of the building and parking structure is subject to the following uses and hereby consents thereto so long as such use does not materially interfere with Lessee's business operation:

    (a) The lessees and their invitees of 2221 Rosecrans have the exclusive right to park in designated parking areas so long as Lessee shall have reasonable and unfettered access to the loading dock of the Premises to make deliveries and shipments as may be necessary to Lessee' business operations. In addition lessor may modify the access to the loading dock and eliminate any parking on the east side of the building for the purpose of constructing a child care facility play area.

56.  CHILD CARE FACILITY

    Lessee acknowledges that Lessor is contemplating the development, construction and/or operation of a child care facility which is to be located within Continental Park of which these Premises comprise one portion. Lessee agrees that since such a facility would confer a benefit on Lessee, as well as other Lessees of Continental Park, Lessee will make all reasonable efforts to cooperate with Lessor to accommodate the development and construction of such facility. These efforts shall include but are not limited to the taking of reasonable steps to comply with all local state and federal laws and other regulations which apply to Lessees operation of its business with regard to the placement of a child care facility in close proximity to the Premises or to reasonably modify Lessee's operations so as not to prohibit such placement so long as such action does not materially interfere with Lessee's business operation.

LESSOR                                 LESSEE

CONTINENTAL DEVELOPMENT                TRI-STAR ELECTRONICS, INC.
CORPORATION

Date   9/15/89                         Date
     ------------------------------          ----------------------------

By  /s/ Richard C. Lundquist           By /s/ Neal J. Castleman
   --------------------------------       --------------------------------
    Richard C. Lundquist                   Neal J. Castleman
    Its President                          Its President

By /s/ Leonard E. Blakesley, Jr.       CORY COMPONENTS INCORPORATED
   --------------------------------
   Leonard E. Blakesley, Jr.
   Its Secretary
                                       By /s/ Neal J. Castleman
                                          --------------------------------
                                          Neal J. Castleman
                                          Its Chairman